     As filed with the Securities and Exchange Commission on February 27, 1997
                                Registration No. 333-____________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM  S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            EARTHLINK NETWORK, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                     95-4481766
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                              3100 NEW YORK DRIVE
                                   SUITE 210
                          PASADENA, CALIFORNIA 91107
             (Address of principal executive offices and zip code)

                            EARTHLINK NETWORK, INC.
                            1995 STOCK OPTION PLAN
                           (Full Title of the Plan)

                                 BARRY W. HALL
                                VICE-PRESIDENT
                            CHIEF FINANCIAL OFFICER
                              3100 NEW YORK DRIVE
                                   SUITE 210
                          PASADENA, CALIFORNIA 91107
                                (818) 296-2400
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
                                         Proposed       Proposed
Title of                                 Maximum        Maximum
Securities                Amount         Offering       Aggregate         Amount of
to be                     to be          Price          Offering          Registration
Registered                Registered     Per Share      Price             Fee
----------------------------------------------------------------------------------------
Common
Stock, $0.01              1,500,000      $17.31 (2)     $25,965,000 (3)   $7,869
par value                 shares (1)
----------------------------------------------------------------------------------------

(1) Representing shares to be issued and sold by the Registrant under the EarthLink Network, Inc. 1995 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market System for February 21, 1997.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a)(1) The Registrant's Prospectus on Form S-1 as filed pursuant to Rule 424(b) of the Securities Act which contains audited financial statements for the Registrant's latest fiscal year (File No. 333-15871);

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 000-20799).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

     Article XII of the Registrant's By-laws generally permits indemnification of directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Registrant intends to purchase directors' and officers' liability insurance.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                         Description
--------                      -----------
4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.3 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, as amended (incorporated herein by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.4       Specimen Stock Certificate (incorporated herein by reference to
          Exhibit 4.2 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.5 Form of Warrant Agreement (incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.6 Registration Rights Agreement, Amendment No. 1 thereto and Amendment No. 2 thereto (incorporated herein by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-1, Reg.
          No. 333-15871).

5 Opinion of counsel with respect to the securities being registered.

23.1      Consent of counsel (included in Exhibit 5).

23.2      Consent of Price Waterhouse LLP, independent accountants.

24        Power of Attorney (see signature pages to this Registration
          Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this the 27th day of February, 1997.

                                   EARTHLINK NETWORK, INC.


                                   By: /s/ C. Garry Betty
                                       ------------------------------
                                        C. Garry Betty
                                        President, Chief Executive
                                        Officer and Director

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of C. Garry Betty and Barry W. Hall as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on February 27th, 1997 by the following persons in the capacities indicated.



/s/ C. Garry Betty                  President, Chief Executive Officer and
----------------------------------  Director (principal executive officer)
C. Garry Betty


/s/ Barry W. Hall                   Vice President, Finance and Chief Financial
----------------------------------  Officer (principal financial and accounting
Barry W. Hall                       Officer)


/s/ Sky D. Dayton
----------------------------------  Director
Sky D. Dayton


/s/ Sidney Azeez
----------------------------------  Director
Sidney Azeez


/s/ Robert M. Kavner
----------------------------------  Director
Robert M. Kavner

/s/ Linwood A. Lacy, Jr.
----------------------------------  Director
Linwood A. Lacy, Jr.


/s/ Paul McNulty
----------------------------------  Director
Paul McNulty


/s/ Kevin M. O'Donnell
----------------------------------  Director
Kevin M. O'Donnell


/s/ John W. Sidgmore
----------------------------------  Director
John W. Sidgmore


/s/ Reed E. Slatkin
----------------------------------  Director
Reed E. Slatkin

                                 EXHIBIT INDEX

Exhibit
  No.                              Description
--------                           -----------
4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.3 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, as amended (incorporated herein by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.4       Specimen Stock Certificate (incorporated herein by reference to
          Exhibit 4.2 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.5 Form of Warrant Agreement (incorporated herein by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-1, Reg. No. 333-15871).

4.6 Registration Rights Agreement, Amendment No. 1 thereto and Amendment No. 2 thereto (incorporated herein by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-1, Reg.
          No. 333-15871).

5 Opinion of counsel with respect to the securities being registered.

23.1      Consent of counsel (included in Exhibit 5).

23.2      Consent of Price Waterhouse LLP, independent accountants.

24        Power of Attorney (see signature pages to this Registration
          Statement).